Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 No. 333-200184, as amended, and Form S-3 No. 333-211523) of TRI Pointe Group, Inc.

2.	Registration Statements (Form S-8 No. 333-186403, as amended, and Form S-8 No. 333-200185, as amended) pertaining to the 2013 Long-Term Incentive Plan of TRI Pointe Group, Inc.,

3.
Registration Statement (Form S-8 No. 333-197461, as amended) pertaining to the Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan and the Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan,

of our reports dated February 24, 2017, with respect to the consolidated financial statements of TRI Pointe Group, Inc., and the effectiveness of internal control over financial reporting of TRI Pointe Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.
/s/ Ernst & Young LLP
Irvine, California
February 24, 2017